UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2026

FIRY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FIRY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Gary Vecchiarelli and Appointment of Marc Lasry to Board of Directors
On September 11, 2026, Gary Vecchiarelli notified the Board of Directors (the “Board”) of Firy Inc. (the “Company”) of his intent to resign from the Board, including as a director, member of the Audit Committee of the Board and member of the Compensation Committee of the Board, effective as of October 1, 2026. Mr. Vecchiarelli’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, on September 12, 2026, the Board appointed Marc Lasry to fill the resulting Board vacancy, to be effective as of October 1, 2026. Mr. Lasry has not been appointed to any committee of the Board.
Mr. Lasry is the Chairman, Chief Executive Officer and Co-Founder of Avenue Capital Group, a global investment firm he co-founded in 1995. Credit investing has been the focus of Mr. Lasry’s professional career for more than 42 years. Before co-founding Avenue Capital Group, Mr. Lasry managed capital for Amroc Investments, L.P., served as Co-Director of the Bankruptcy and Corporate Reorganization Department at Cowen & Company and served as Director of the Private Debt Department at Smith Vasiliou Management Company. Mr. Lasry also practiced bankruptcy law at Angel & Frankel and clerked for the Honorable Edward Ryan, former Chief Bankruptcy Judge for the Southern District of New York. Mr. Lasry holds a B.A. in History from Clark University and a J.D. from New York Law School.
The Board affirmatively determined that Mr. Lasry is an independent director under the applicable rules of the New York Stock Exchange. There is no arrangement or understanding between Mr. Lasry and any other person pursuant to which Mr. Lasry was appointed as a director. Furthermore, there are no family relationships between Mr. Lasry and any other director or executive officer of the Company and there are no transactions between Mr. Lasry and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
Mr. Lasry will receive compensation consistent with the Company’s compensation program for non-employee directors, as described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 30, 2026.
In connection with his appointment, Mr. Lasry will enter into a standard indemnification agreement with the Company in the form previously approved by the Board.
On September 15, 2026, the Company issued a press release announcing the appointment of Mr. Lasry to the Company’s Board, effective October 1, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release, dated September 15, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRY INC.

	By:	/s/ Todd A. Valli
	Name:	Todd A. Valli
	Title:	Chief Accounting Officer
Date: September 15, 2026